Exhibit 10.34

PROMISSORY NOTE

Loan Amount	Effective Date and Location	Maturity Date
$1,275,000.00	February 4, 2021	February 4, 2023
Tampa, Florida

Loan Purposes: Business Needs

FOR VALUE RECEIVED, GENERATION INCOME PROPERTIES, INC., a Maryland corporation (the “Borrower”), promises to pay to the order of AMERICAN MOMENTUM BANK, its successors and assigns, or any subsequent holder of this Promissory Note (“Lender”), at 500 South Washington Boulevard, Sarasota, Florida 34236 (or at such other place or places as Lender may designate) the principal sum of ONE MILLION TWO HUNDRED SEVENTY FIVE THOUSAND AND NO/100 DOLLARS ($1,275,000.00) or so much as may be outstanding, plus interest thereon at the Interest Rate (as herein defined), all in accordance with the terms and conditions of this Promissory Note (the “Note”).

1. SECURITY FOR NOTE. Security (the “Collateral”) for this Note is shall be a) first lien priority Deed of Trust, Hypothecation, Assignment of Leases and Rents, Security Agreement, and Fixture Filing to secure debt pledged and hypothecated from time to time by single asset limited liability companies of which the Borrower shall be the sole member, all as more particularly detailed in the Loan Agreement (as herein defined); b) assignments of all rents, leases, profits, contracts, agreements, plans and specifications, permits and approvals relating to the various properties being hypothecated to Lender; and c) assignments and subordinations of all agreements for sales and marketing, services, and property management for the properties which are pledged and hypothecated to Lender. (The Note, the Loan Agreement, as hereinafter defined, and all Collateral, may be referred to collectively as the “Loan Documents”. The transaction contemplated within said Loan Documents may be referred to as the “Loan”).

2. LOAN AGREEMENT. The term “Loan Agreement” as used herein shall be defined to mean that certain Loan Agreement entered into by Borrower, Lender, and Guarantor (as defined herein) of even date herewith. The definitions within the Loan Agreement are incorporated herein by reference.

3. GUARANTOR. The term “Guarantor” as used herein shall mean and refer to David E. Sobelman, who has executed a Limited Guaranty Agreement in favor of Lender, of even date herewith, or any substitute or successor Guarantor who may in the future execute a Guaranty Agreement in favor of Lender relating to the Loan.

4. INTEREST RATE. The unpaid principal balance of the Loan evidenced by this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest per annum equal to the Prime Rate (the “Interest Rate”); provided, however, the Interest Rate shall never be less than 3.25% per annum. The Interest Rate shall be subject to adjustments for changes monthly in the Prime Rate and such adjustment shall become effective on the date of change. For the purposes of this Section, “Prime Rate” shall mean the Wall Street Journal Prime Rate, which is the Prime Rate published in the “Money Rates” section of the Wall Street Journal from time to time, provided that if The Wall Street Journal ceases to publish the “Prime Rate” at any time during the term of this Note, the Prime Rate shall be the base rate published or announced by a generally recognized national publication or financial institution, as selected by Lender, in Lender’s sole discretion. Interest will accrue on any non-banking day at the rate in effect on the immediately preceding banking day. Interest shall be computed on the basis of a daily amount of interest accruing on the daily outstanding principal balance during a three hundred sixty (360) day year multiplied by the actual number of days the principal is outstanding during such applicable interest period. Such Prime Rate is established by Lender as an index or base rate and may or may not at any time be the best or lowest rate of interest offered by Lender.

5. PAYMENT OF INTEREST AND PRINCIPAL. Interest accrued in accordance with this Note shall be due and payable monthly, in arrears, on the _ day of each month immediately following the calendar month for which said interest has accrued. All payments of principal and interest shall be made in lawful currency of the United States of America, which shall be legal tender in payment of all debts, public and private, at the time of payment. On the Maturity Date, stated above, a final installment equal to the then unpaid principal balance of this Note, accrued and unpaid interest thereon, and any and all other payments due under this Note and the other Loan Documents, shall be due and payable.

6. PREPAYMENT. This Note may be prepaid in whole or in part at any time without fee, premium or penalty. Any partial prepayment shall not postpone the due date of any subsequent periodic installments, or change the amount of such installments due, unless Lender shall otherwise agree in writing.

7. LATE CHARGES. Should Borrower fail to pay the installments of interest or principal (if applicable) on any due date provided for herein or within ten (10) days thereafter, then Borrower further promises to pay a late payment charge equal to five percent (5.0%) of the amount of the unpaid installment as liquidated compensation to Lender for the extra expense to Lender to process and administer the late payment, Borrower agreeing, by execution hereof, that any other measure of compensation for a late payment is speculative and impossible to compute. This provision for late charges shall not be deemed to extend the time for payment or be a “grace period” or “cure period” that gives Borrower a right to cure a default. Imposition of late charges is not contingent upon the giving of any notice or lapse of any cure period provided for in the Loan Documents and shall not be deemed a waiver of any right or remedy of Lender, including without limitation, acceleration of this Note.

8. DEFAULT RATE. From and after the occurrence of an Event of Default hereunder, irrespective of any declaration of maturity, all amounts remaining unpaid or thereafter accruing hereunder, shall bear interest at the rate of eighteen percent (18.00%) per annum (the “Default Rate”). Such Default Rate of interest shall be payable upon demand, but in no event later than when scheduled interest payments are due, and shall also be charged on the amounts owed by Borrower to Lender pursuant to any judgments entered in favor of Lender with respect to this Note.

9. EVENTS OF DEFAULT. If any one or more of the following events (herein called “Events of Default”) shall occur for any reason whatsoever (and whether such occurrences shall be voluntary or involuntary, or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) and not be cured within any applicable cure period, then Lender shall be entitled to the remedies set forth in Section 10 herein.

(a) Any material representation or warranty made herein or in any Loan Document or in any report, certificate, financial statement or other instrument furnished by Borrower or Guarantor in connection with the Loan shall prove to be false or misleading in any material respect as of when made;

(b) Default shall occur in the payment of interest or principal due under this Note, within ten (10) days of when and as the same shall become due and payable, whether at the due date thereof or by acceleration or otherwise, or failure of the Borrower to make payment of principal or interest on any other obligation for borrowed money owed to Lender, if the effect of such default is to cause or permit the acceleration of the maturity thereof;

(c) Any default shall occur in the due observance or performance of any covenant, agreement or other provision of this Note or the other Loan Documents other than for the payment of money, which is not cured within thirty (30) days after written notice thereof from Lender to Borrower, unless, however, such default cannot through the exercise of reasonable diligence be cured within such thirty (30) day period, in which case, Borrower shall have such longer period of time as is reasonably necessary to cure such default, but not longer than ninety (90) days in any and all events, provided that it commences such cure within the initial thirty (30) day period and thereafter diligently prosecutes such cure to completion;

(d) The Borrower or any Guarantor of the Loan (collectively the “Borrower Group”) shall: (i) apply for or consent to the appointment of a receiver, trustee in bankruptcy for benefit of creditors, or liquidator of it or any of its property; (ii) admit in writing its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or an answer admitting an act of bankruptcy alleged in a petition filed against it in any proceeding under any such law; or (vi) take any action for the purposes of effecting any of the foregoing;

(e) An order, judgment or decree shall be entered against any person or entity comprising the Borrower with the application, approval or consent of the entity by any court of competent jurisdiction, approving a petition seeking its reorganization or appointing a receiver, trustee or liquidator of any such party, or of all or a substantial part of the assets thereof, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days from the date of entry thereof;

(f) Final judgments for the payment of money in excess of an aggregate of $50,000.00, excluding claims covered by insurance, shall be rendered against the Borrower and the same shall remain undischarged or unbonded for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed, provided that a judgment shall be deemed final only when the time for appeal shall have expired without an appeal having been claimed, or all appeals and further review claimed to have been determined adversely to the Borrower; or

(g) A default in or breach of any covenant in the Loan Documents which is not cured within the applicable grace or curative period therefor.

10. REMEDIES. After and during the continuance of an Event of Default, Lender may exercise any right, power or remedy permitted by law or as set forth herein or in any other Loan Document including, without limitation, the right to declare the entire unpaid principal amount hereof and all interest accrued hereon, and all other sums secured by any other Loan Document, to be, and such principal, interest and other sums shall thereupon become, immediately due and payable.

11. APPLICATION OF PAYMENTS. All sums received by Lender for application to the Loan may be applied by Lender to late charges, expenses, costs, interest, principal, and other amounts owing to Lender in connection with the Loan in the order selected by Lender in its sole discretion.

12. RIGHT OF SET-OFF. To the extent permitted by law, Borrower agrees that Lender has the right to set off any amount due and payable under this Note, whether matured or unmatured, against any amount owing by Lender to Borrower including any or all of Borrower’s accounts with Lender. This shall include all accounts Borrower may open in the future. Such right of set off may be exercised by Lender against Borrower or against any assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower of such assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor upon written notice to Borrower, notwithstanding the fact that such right of set-off has not been exercised by Lender prior to the making, filing or issuance or service upon Lender of, or of notice of, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena or order or warrant.

13. EXPENSES. In the event this Note is not paid when due on any stated or accelerated maturity date, or should it be necessary for Lender to enforce any other of its rights under this Note or the Loan Documents, Borrower will pay to Lender, in addition to principal, interest and other charges due hereunder or under the Loan Documents, all reasonable, actual and documented costs of collection or enforcement actually incurred, including reasonable attorneys’ fees, paralegals’ fees, costs and expenses, whether incurred with respect to collection, litigation, bankruptcy proceedings, arbitration, interpretation, dispute, negotiation, trial, appeal, defense of actions instituted by a third party against Lender arising out of or related to the Loan, enforcement of any judgment based on this Note, or otherwise, whether or not a suit to collect such amounts or to enforce such rights is brought or, if brought, is prosecuted to judgment.

14. WAIVER. All persons now or at any time liable for payment of this Note, whether directly or indirectly, including without limitation any Guarantor, hereby waive presentment, protest, notice of protest and dishonor. The undersigned expressly consents to any extensions and renewals, in whole or in part, to the release of any or all Guarantors or co-makers and any collateral security or portions thereof, given to secure this Note, and all delays in time of payment or other performance which Lender may grant, in its sole discretion, at any time and from time to time without limitation all without any notice or further consent of Borrower, and any such grant by Lender shall not be deemed a waiver of any subsequent delay or any of Lender’s rights hereunder or under the Loan Documents.

15. USURY. In no event shall this or any other provision herein or in the Loan Documents, permit the collection of any interest which would be usurious under the laws of the State of Florida. If any such interest in excess of the maximum rate allowable under applicable law has been collected, Borrower agrees that the amount of interest collected above the maximum rate permitted by applicable law, together with interest thereon at the rate required by applicable law, shall be refunded to Borrower, and Borrower agrees to accept such refund, or, at Borrower’s option, such refund shall be applied as a principal payment hereunder.

16. MODIFICATION. This Note may not be changed orally, but only by an agreement in writing signed by the Lender and Borrower.

17. APPLICABLE LAW. This Note shall be governed by and construed in accordance with the laws of the State of Florida.

18. NOTICES. All notices or other communications required or permitted to be given pursuant to the provisions of this Note shall be given in accordance with the notice provisions of the Loan Agreement.

19. SUCCESSORS AND ASSIGNS. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective heirs, personal representatives, successors and assigns.

20. SEVERABILITY. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note . The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby. In the event any provisions of this Note are inconsistent with the provisions of the Loan Documents, or any other agreements or documents executed in connection with this Note, this Note shall control.

21. CAPTIONS; PRONOUNS. Captions are for reference only and in no way limit the terms of this Note. The pronouns used in this instrument shall be construed as masculine, feminine, or neuter as the occasion may require. Use of the singular includes the plural, and vice versa.

22. BUSINESS DAY. Any reference herein or in the Loan Documents to a day or business day shall be deemed to refer to a banking day which shall be a day on which Lender is open for the transaction of business in Tampa, Florida, excluding any national holidays, and any performance which would otherwise be required on a day other than a banking day shall be timely performed in such instance, if performed on the next succeeding banking day. Notwithstanding such timely performance, interest shall continue to accrue hereunder until such payment or performance has been made.

23. WAIVER OF JURY TRIAL. BORROWER AND LENDER AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A .JURY. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

24. BUSINESS PURPOSE. The Loan evidenced by this Note is made primarily for business, commercial, or agricultural purposes.

25. DOCUMENTARY STAMP TAX. Florida Documentary Stamp Tax due in connection with this Note has been paid in the amount required by law.

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be duly executed this fourth day of February, 2021. effective as of the day and year first above written.

GENERATION INCOME PROPERTIES,
INC., a Maryland corporation

By: /s/ David Sobelman
David E. Sobelman
Its:	President
(Seal)

LIMITED GUARANTY AGREEMENT

THIS LIMITED GUARANTY AGREEMENT effective February 4, 2021 (together with any amendments or modifications hereto in effect from time to time, the “Guaranty”), made by DAVID E. SOBELMAN, an individual, having an address of 3117 West Oaklyn Avenue, Tampa, Florida 33609 (“Guarantor”), in favor of AMERICAN MOMENTUM BANK, its successors and assigns, having an address of 500 South Washington Boulevard, Sarasota, Florida 34236 (“Lender”).

To induce Lender to make loans, extensions of credit or other financial accommodations to GENERATION INCOME PROPERTIES, INC., a Maryland corporation (“Borrower”), now or in the future, and with full knowledge that Lender would not make the said loans, extensions of credit or financial accommodations without this Guaranty, which shall be construed as a contract of suretyship, Guarantor unconditionally agrees as follows:

1. LIABILITIES GUARANTEED.

Guarantor hereby guarantees and becomes surety to Lender for the full, prompt and unconditional payment of the Liabilities (as defined below), when and as the same shall become due, any and all loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including actual documented reasonable attorneys’ fees) arising out of or in connection with or as a result of fraud or intentional misrepresentation of a material fact by Borrower or a single purpose entity (“SPEs”) pledging or hypothecating a mortgage or deed of trust to Lender in order to secure the Liabilities (as herein defined) and in connection with said Liabilities, but not otherwise. This is a continuing guaranty of payment and not of collection as to the matters guaranteed herein. Lender may require Guarantor to pay and perform its liabilities and obligations under this Guaranty and may proceed immediately against Guarantor without being required to bring any proceeding or take any action against Borrower, any other guarantor or any other person, entity or property prior thereto, the liability of Guarantor hereunder being joint and several, and independent of and separate from the liability of Borrower, any other guarantor or person, and the availability of other collateral security for the Note and the other Loan Documents.

2. DEFINITIONS.

2.1. “Note” means that certain Promissory Note of even date herewith in the principal amount of One Million Two Hundred Seventy Five Thousand and No/100 Dollars ($1,275,000.00) from Borrower to Lender.

2.2. “Loan Documents” shall mean all documents and instruments entered into between Borrower and Lender so as to secure Borrower’s liability to the Lender. The terms of the Loan Documents are hereby made a part of this Guaranty to the same extent and with the same effect as if fully set forth herein.

2.3. “Liabilities” means, collectively: (i) the repayment of up to twenty-five percent (25.0%) of the outstanding principal due under the Note (and all extensions, renewals, future advances, replacements and amendments thereof); and (ii) the performance by Borrower in all material respects of all terms, conditions and covenants of Borrower or any SPE set forth in the Loan Documents.

3. REPRESENTATION AND WARRANTIES. Guarantor represents and warrants to Lender as follows:

3.1. Organization, Powers. Guarantor (i) is an adult individual, U.S. Citizen, and a resident of the State of Florida; (ii) has the power and authority to own his properties and assets and to carry on his business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of his obligations under this Guaranty.

3.2. Execution of Guaranty. This Guaranty has been duly executed and delivered by Guarantor. Execution, delivery and performance of this Guaranty will not: (i) violate any provision of law, order of any court, agency or instrumentality of government, or any provision of any indenture, agreement or other instrument to which Guarantor is a party or by which he or any of his properties is bound; (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature, other than the liens created by the Loan Documents; and (iii) to his knowledge, require any authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority applicable to him.

3.3. Obligations of Guarantor. This Guaranty is the legal, valid and binding obligation of Guarantor, enforceable against him in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally. The loans or credit accommodations made by Lender to Borrower and the assumption by Guarantor of his obligations hereunder will result in material benefits to Guarantor. This Guaranty was entered into by Guarantor for commercial purposes.

3.4. Litigation. There is no action, suit, or proceeding at law or in equity or by or before any governmental authority, agency or other instrumentality now pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor or any of his properties or rights which, if adversely determined, would materially impair or affect: (i) the value of any collateral securing the Liabilities; (ii) Guarantor’s right to carry on his business substantially as now conducted (and as now contemplated); (iii) his financial condition; or (iv) his capacity to consummate and perform his obligations under this Guaranty.

3.5. No Defaults. Guarantor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein (and no event has occurred and is continuing which with notice, or the passage of time, or either, would constitute a default), or, to the knowledge of Guarantor, in any other material agreement or instrument to which he is a party or by which he or any of his properties is bound.

3.6. No Untrue Statements. No Loan Document or other document, certificate or statement furnished to Lender by or on behalf of Guarantor contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Guarantor acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Lender as an inducement to make the loan comprising the Liabilities to Borrower.

Page 2 of 9 Pages

3.7. Financial Statements. All financial statements and other financial information heretofore furnished by Guarantor to Lender are true and correct in all material respects, and fairly present the financial condition of Guarantor as of the dates thereof, including all contingent liabilities of Guarantor, and the financial condition of Guarantor as stated in the financial statements provided to Lender has not changed materially and adversely since the dates of such documents.

4. EVENTS NOT AFFECTING GUARANTOR’S LIABILITY.

4.1. Without incurring responsibility to Guarantor, and without impairing or releasing the obligations of Guarantor to Lender hereunder, and without reducing the amount due under the terms of this Guaranty, Lender may at any time and from time to time, without the consent of or notice to Guarantor, upon any terms or conditions, and in whole or in part:

4.1.1. Change the manner, place or terms of payment of (including, without limitation, the interest rate and monthly payment amount), and/or change or extend the time for payment of, or renew or modify, any of the Liabilities or other obligation due Lender, any security therefor, or any of the Loan Documents evidencing same, and the Guaranty herein made shall apply to the Liabilities and the Loan Documents as so changed, extended, renewed or modified;

4.1.2. Sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property securing the Liabilities or other obligation due Lender;

4.1.3. Exercise or refrain from exercising any rights against Borrower or other obligated parties (including Guarantor) or against any security for the Liabilities or other obligation due Lender;

4.1.4. Settle or compromise any Liabilities or other obligation due Lender, whether in a proceeding or not, and whether voluntarily or involuntarily, dispose of any security therefor (with or without consideration), and subordinate the payment of any of the Liabilities or other obligation due Lender, whether or not due, to the payment of liabilities owing to creditors of Borrower other than Lender and Guarantor;

4.1.5. Apply any sums it receives, by whomever paid or however realized, to any of the Liabilities or other obligation due Lender;

4.1.6. Add, release, settle, modify or discharge the obligation of any maker, endorser. guarantor. surety, obligor or any other party who is in any way obligated for any of the Liabilities or other obligation due Lender;

Page 3 of 9 Pages

4.1.7. Accept any additional security for the Liabilities or other obligation due Lender; and/or

4.1.8. Take any other action which might constitute a defense available to, or a discharge of, Borrower or any other obligated party (including Guarantor) in respect of the Liabilities or other obligation due Lender.

4.2. The invalidity, irregularity or unenforceability of all or any part of the Liabilities or other obligation due Lender or any Loan Document, or the impairment or loss of any security therefor, whether caused by any action or inaction of Lender, or otherwise, shall not affect, impair or be a defense to Guarantor’s obligations under this Guaranty.

5. LIMITATION ON SUBROGATION.

Until such time as the Liabilities and all other amounts and obligations due lender from Borrower are paid in full, Guarantor waives any present or future right to which Guarantor is or may become entitled to be subrogated to Lender’s rights against Borrower or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Lender against Borrower or any security which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises under contract, in equity, by statute, under common law or otherwise. If, notwithstanding such waiver, any funds or property shall be paid or transferred to Guarantor on account of such subrogation, contribution, reimbursement, or indemnification at any time when all of the Liabilities and other amounts and obligations due Lender have not been paid in full, Guarantor shall hold such funds or property in trust for Lender and shall forthwith pay over to Lender such funds and/or property to be applied by Lender to the Liabilities but only to the extent of Guarantor’s liability hereunder. Notwithstanding anything to the contrary herein, distributions to Guarantor shall be permitted so long as there is no Event of Default by Borrower under any loan facility by Lender to Borrower and such distribution is in the ordinary course of business.

6. EVENTS OF DEFAULT.

Each of the following shall constitute a default (each, an “Event of Default”) hereunder:

6.1. A breach by Guarantor of any other term, covenant, condition, obligation or agreement under this Guaranty, and such breach, if curable, is not cured within thirty (30) days after written notice of default is given by Lender, unless the same is not capable of being cured within said thirty (30) day period, in which case Guarantor shall have such longer period of time not to exceed ninety (90) days in total (inclusive of such thirty (30) day period) in which to cure such default provided that he commences such cure within such initial thirty (30) day period and thereafter diligently prosecutes the same to completion;

Page 4 of 9 Pages

6.2. Any representation or warranty made by Guarantor in this Guaranty shall prove to be false, incorrect or misleading in any material respect; provided, however, if, but only if, such breach or default is curable, an Event of Default shall not be deemed to have occurred hereunder unless such breach or default is not cured within thirty (30) days after written notice of such breach or default is given by Lender, unless the same is not capable of being cured within said thirty (30) day period, in which case Guarantor shall have such longer period of time not to exceed ninety (90) days in total (inclusive of such thirty (30) day period) in which to cure such default provided that he commences such cure within such initial thirty (30) day period and thereafter diligently prosecutes the same to completion;

6.3. Except as expressly permitted in the Loan Documents, any transfer, sale, conveyance, disposition or assignment the membership, partnership, stock or other ownership interest or management rights of Guarantor in Borrower, whether voluntary, involuntary, or by operation of law, without the express prior written consent of Lender; and/or

6.4. A breach, default or event of default by Borrower or Guarantor under any of the other Loan Documents, after giving effect to any applicable notice or cure provisions therein (if any).

7. REMEDIES.

7.1. Upon an Event of Default and so long as Lender has incurred a loss, damage, cost, expense, liability, claim or other obligation as a result of the fraud or intentional misrepresentation of a material fact by Borrower or an SPE pledging or hypothecating a mortgage or deed of trust to Lender in order to secure the Liabilities, all liabilities of Guarantor hereunder shall become immediately due and payable without demand or notice (except to the extent expressly provided herein) and, in addition to any other remedies provided by law, the Lender may take any or all of the following actions without requirement of demand for payment or performance on the part of Borrower or any other person and without requirement of any notice or resort to any collateral:

7.1.1. Declare all of Borrower’s obligations under the Loan Documents, regardless of their terms, immediately due and payable and that performance thereof is immediately required;

7.1.2. Accelerate any and all obligations of Borrower and/or the Liabilities and require their immediate and full performance;

7.1.3. Enforce the Liabilities of Guarantor under this Guaranty, subject to the limitations contained in the definition of “Liabilities”;

7.1.4. To the extent not prohibited by and in addition to any other remedy provided by law, setoff against any of the Liabilities any sum owed by Lender in any capacity to Guarantor whether due or not;

Page 5 of 9 Pages

7.1.5. Perform any covenant or agreement of Guarantor in default hereunder (but without obligation to do so) and in that regard pay such money as may be required or as Lender may reasonably deem expedient. Any costs, expenses or fees, including reasonable attorneys’ fees and costs, incurred by Lender in connection with the foregoing shall be included in the Liabilities, with no limitation as to repayment amount, and shall be due and payable on demand, together with interest at the Default Rate (as defined and described in the Note) but only as to the Liabilities, such interest to be calculated from the date of such advance to the date of repayment thereof. Any such action by Lender shall not be deemed to be a waiver or release of Guarantor hereunder and shall be without prejudice to any other right or remedy of Lender;

7.1.6. Lender shall have all rights and remedies afforded to it under the Note and the other Loan Documents.

7.2. Settlement of any claim by Lender against Borrower, whether in any proceeding or not, and whether voluntary or involuntary, shall not reduce the amount due under the terms of this Guaranty, except to the extent of the amount actually paid by Borrower or any other obligated party and legally retained by Lender in connection with the settlement (unless otherwise provided for here in).

8. MISCELLANEOUS.

8.1. Disclosure of Financial Information. Lender is hereby authorized to disclose any financial or other information about Guarantor to any regulatory body or agency having jurisdiction over Lender if required by such regulatory body or agency as part of any audit or otherwise, or to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Lender to Borrower or Guarantor. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Guarantor.

8.2. Remedies Cumulative. The rights and remedies of Lender, as provided herein and in any other Loan Document, shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Lender at law or in equity. The failure, at any one or more times, of Lender to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Lender shall have the right to take any action it deems appropriate without the necessity of resorting to any collateral securing this Guaranty.

8.3. Integration. This Guaranty and the other Loan Documents constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

8.4. Attorneys’ Fees and Expenses. If Lender retains the services of counsel by reason of a claim of an Event of Default hereunder or under any of the other Loan Documents, or on account of any matter involving this Guaranty, or for examination of matters subject to Lender’s approval under the Loan Documents, all costs of suit and all reasonable actual and documented attorneys’ fees and such other reasonable expenses so incurred by Lender shall forthwith, on demand, become due and payable and shall be secured hereby. Notwithstanding the above, in the event of litigation, Lender shall only be entitled to attorney’s fees if it is the prevailing party.

Page 6 of 9 Pages

8.5. No Implied Waiver. Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

8.6. Waiver. Guarantor waives notice of acceptance of this Guaranty and notice of the Liabilities and, except to the extent otherwise expressly provided herein, waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor, and all other notices to which Guarantor might otherwise be entitled or which might be required by law to be given by Lender. Guarantor waives the right to marshalling of Borrower’s assets or any stay of execution and the benefit of all exemption laws, to the extent permitted by law, and any other protection granted by law to guarantors, now or hereafter in effect with respect to any action or proceeding brought by Lender against it. Guarantor irrevocably waives all claims of waiver, release, surrender, alteration or compromise and the right to assert against Lender any defenses, set-offs, counterclaims, or claims that Guarantor may have at any time against Borrower or any other party liable to Lender.

8.7. No Third Party Beneficiary. Except as otherwise provided herein, Guarantor and Lender do not intend the benefits of this Guaranty to inure to any third party and no third party (including Borrower) shall have any status, right or entitlement under this Guaranty.

8.8. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Guaranty shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

8.9. Binding Effect. The coven ants, conditions, waivers, releases and agreements contained in this Guaranty shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Guaranty cannot be assigned by Guarantor without the prior written consent of Lender, and any such assignment or attempted assignment by Guarantor shall be void and of no effect with respect to the Lender. All covenants, agreements, representations and warranties of Guarantor contained herein and in any document or item delivered pursuant hereto shall survive the execution hereof and continue and remain in full force and effect until all Liabilities and all other obligations due Lender have been paid, performed and satisfied in full.

8.10. Modifications. This Guaranty may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Page 7 of 9 Pages

8.11. Sales or Participations. Lender may from time to time sell or assign, in whole or in part, or grant participations in the Liabilities, the Note and/or the obligations evidenced thereby. The holder of any such sale or assignment, but not of any participation, if the applicable agreement between Lender and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Lender; and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to Guarantor, in each case as fully as though Guarantor were directly indebted to such holder. Lender will give notice to Guarantor of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Lender’s or such holder’s rights hereunder.

8.12. Jurisdiction: Venue. Guarantor hereby consents and agrees that any action or proceeding against him may be commenced and maintained in the Florida state courts situate in Hillsborough County, Florida, and Guarantor agrees that the courts shall have jurisdiction with respect to the subject matter hereof and the person of Guarantor and all collateral securing the obligations of Guarantor. Guarantor agrees not to assert any defense to any action or proceeding initiated by Lender based upon improper venue or inconvenient forum. Venue of any proceeding seeking enforcement of or otherwise related to this Guaranty shall lie exclusively in Hillsborough County, Florida.

8.13. Notices. All notices and communications under this Guaranty shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in this Guaranty. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein .

8.14. Governing Law. This Guaranty shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.

8.15. Joint and Several Liability. If Guarantor consists of more than one person or entity, the word “Guarantor” shall mean each of them and their liability shall be joint and several. The liability of Guarantor shall also be joint and several with the liability of any other guarantor under any other guaranty.

8.16. Continuing Enforcement. If, after receipt of any payment of all or any part of the Liabilities, Lender is compelled to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Guaranty shall continue in full force and effect or be reinstated, as the case may be, and Guarantor shall be liable to the extent provided in Section 1 hereof. The provisions of this Section shall survive the termination of this Guaranty and shall remain effective notwithstanding the payment of the Liabilities, the cancellation of the Note, this Guaranty or any other Loan Document, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which Lender may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the Liabilities having become final and irrevocable.

Page 8 of 9 Pages

8.17. Waiver of Jury Trial. GUARANTOR AND LENDER AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR GUARANTOR ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND GUARANTOR EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS GUARANTY.

IN WITNESS WHEREOF, Guarantor. intending to be legally bound, has duly executed and delivered this Limited Guaranty Agreement as of the day and year first above written.

/s/ David Sobelman
DAVID E. SOBELMAN, individually
STATE OF FLORIDA
COUNTY OF HILLSBOROUGH	3rd day of February, 2021

/s/
NOTARY PUBLIC - STATE OF FLORIDA

Page 9 of 9 Pages